Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 24, 2025 with respect to the consolidated financial statements of Anterix Inc. as of and for the year ended March 31, 2025 included in the Annual Report on Form 10-K for the year ended March 31, 2026, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

New York, New York
August 20, 2026